UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	RFL	New York Stock Exchange
Warrant to Purchase Class B common stock	RFL-WT	NYSE American

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 4, 2025, John Goldberg resigned as the Chief Medical Officer of Rafael Holdings, Inc. (the “Company”), effective July 31, 2025.

(c) On August 4, 2025, Joshua Fine was elected as the Company’s Chief Operating Officer.

Joshua Fine, age 43, has served as Chief Financial Officer of Cyclo Therapeutics, LLC (formerly Cyclo Therapeutics, Inc., which since March 2025 has been a wholly owned subsidiary of the Company), since June 2019. Mr. Fine previously served as Vice President of Finance and Operations of Icagen, Inc. from 2017 until it was wound down in November 2020 after the successful sale of its assets, and Vice President/Director, Healthcare Capital Markets of Scarsdale Equities, LLC from 2011 to 2017. Joshua Fine received his Bachelor of Arts in Political Science from Hartwick College.

Joshua Fine is the son of N. Scott Fine who serves as an ex-officio director of the Company and Vice Chairman of the Company’s Board of Directors.

In connection with Joshua Fine’s election as the Company Chief Operating Officer, he and the Company entered into a Novation and Amendment (the “Amendment”) to the Amended and Restated Executive Employment Agreement between Joshua Fine and Cyclo Therapeutics, Inc. (which amended and restated employment agreement was previously filed as an exhibit to Amendment No. 4 to the Company’s Registration Statement on S-4 filed with the Securities and Exchange Commission (“SEC”) on February 11, 2025) pursuant to which Mr. Fine’s base salary will be increased to $428,000 per annum and Mr. Fine will be granted options to purchase shares of the Company’s Class B common stock, with a value of the options of $25,000 on the date of grant.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

(d) As previously disclosed on Form 8-K filed with the SEC on July 18, 2025, in connection with N. Scott Fine’s election as an ex-officio director and vice chairman of the Board of Directors of the Company, on August 4, 2025, Scott Fine entered into a General Release Agreement that provides for among other things: (i) a severance payment of $852,168 which shall be paid by the Company in thirty-six semi-monthly installments and (ii) continued vesting of all his outstanding and unvested equity in the Company and Cyclo as long as he continues to be a service provider to the Company.

The foregoing summary of the General Release Agreement does not purport to be complete and is qualified in its entirety by reference to the General Release Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

(e) In connection with Dr. Goldberg’s departure, the Company entered into a general release agreement pursuant to which Dr. Goldberg will receive severance in the amount of $218,195 and, in lieu of any entitlement for a performance bonus for the Company’s fiscal year 2025, within twenty (20) days following the date of entry into the contemplated general release, the Company will issue to Dr. Goldberg 99,429 shares of Company’s Class B common stock, such shares to vest on November 4, 2025. Dr. Goldberg also entered into a consulting agreement with the Company providing for annual fees of $100,000 and the accelerated vesting, one day following the effective date of the consulting agreement, of all stock options and restricted stock in the Company previously granted to Dr. Goldberg.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1	Novation and Amendment to the Amended and Restated Executive Employment Agreement between Joshua Fine and Cyclo Therapeutics, Inc., dated August 6, 2025.
10.2	General Release Agreement, dated August 4, 2025, between the Company and N. Scott Fine.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ David Polinsky
	Name:	David Polinsky
	Title:	Chief Financial Officer

Dated: August 7, 2025

EXHIBIT INDEX

Exhibit No.	Document
10.1	The Novation and Amendment to the Amended and Restated Executive Employment Agreement between Mr. Joshua Fine and Cyclo Therapeutics, Inc., dated August 6, 2025.
10.2	General Release Agreement, dated August 4, 2025, between the Company and N. Scott Fine.
104	Cover Page Interactive Data File, formatted in Inline XBRL document.

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